STOCK PURCHASE AGREEMENT
                            ------------------------


     This Stock Purchase Agreement dated as of December 1, 2000, is by and among Centennial First Financial Services, a California corporation ("Centennial"), Community West Bancshares, a California corporation ("Community"), Community's wholly-owned subsidiary, Palomar Community Bank, a California banking corporation ("Palomar") and Richard Sanborn, President and Chief Executive Officer of Palomar ("Sanborn").

                                    RECITALS:

     WHEREAS, Sanborn has entered into a letter of intent dated as of September 15, 2000, with Community which letter of intent provides for Sanborn's acquisition of Palomar from Community;

     WHEREAS, the Parties agree that such letter of intent is terminated with the execution of this Agreement;

     WHEREAS, Centennial wishes to acquire all of the outstanding stock of Palomar from Community under the terms of the letter of intent as amended by this Agreement;

     WHEREAS, the respective Boards of Directors of Palomar, Community and Centennial have determined that it is in the best interests of Palomar, Community and Centennial and their respective shareholders for Centennial to purchase the outstanding shares of Palomar from Community, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code and other applicable laws (the "Stock Purchase");

     WHEREAS, each of the Boards of Directors of Community, Centennial and Palomar have approved this Agreement and the transactions contemplated hereby; and

     WHEREAS, upon the consummation of the Stock Purchase, Palomar shall become a wholly-owned subsidiary of Centennial.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and other agreements set forth herein, and intending to be legally bound hereby, Centennial, Community, Palomar and Sanborn hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     1.1     DEFINITIONS.  Capitalized terms contained in this Agreement and not
             -----------
defined in the preamble or the recitals above shall have the meanings set forth in this+ Section 1.1:

     "AUDITED FINANCIAL STATEMENTS" means Palomar's audited balance sheet, cash flow statement and statement of shareholders' equity, with footnotes, prepared in accordance with GAAP, as of December 31, 2000 and December 31, 1999 and for the year then ended, as audited by Palomar's independent auditors, and income statement for the three years ending December 31, 2000, as audited by Palomar's independent auditors.

     "ACCOUNTING  LETTER"  shall  have  the meaning set forth in Section 5.2.10.

     "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, or a Principal Shareholder of such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Stock Purchase, including the Disclosure Schedules and all Exhibits hereto, as the same may be hereafter amended.

     "ASSOCIATE" shall have the meaning ascribed thereto in Rule 14a-1 under the Exchange Act.

     "BALANCE  SHEET  DATE"  means  September  30,  2000.

     "BENEFIT PLAN" means any employee benefit plan (including any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by the applicable entity.

     "BORROWER GROUP OBLIGATIONS" means, as the context requires, all loans from Palomar and other obligations to Palomar of, (a) the applicable borrower, (b) all guarantors of such borrower, and (c) all affiliates and associates of such borrower and guarantors.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday that banks in the State of California are not required by Law to be closed.

     "CAPITAL RAISING DATE" means June 15, 2001, if Centennial receives the Audited Financial Statements on or before February 28, 2001, or June 15, 2001 plus that number of days which elapse after February 28, 2001 until the date on which Centennial receives the Audited Financial Statements.

     "CENTENNIAL" means Centennial First Financial Services, a California corporation.

     "CENTENNIAL GOVERNMENTAL APPROVALS" means the approvals listed on Disclosure Schedule Section 3.2.4.
------------------------------------

     "CENTENNIAL  MINIMUM  NEW  CAPITAL"  means  $5,500,000  of  equity capital.

     "CLASSIFIED ASSET" means (a) any loan or lease asset that is classified on the books and records of the applicable entity as "Substandard," "Doubtful" or "Loss," and (b) any property classified on the books and records of the applicable entity as OREO.

     "CLOSING" means the closing of the Stock Purchase, to be held on the Closing Date at a location fixed pursuant to Section 7.1.

     "CLOSING DATE" shall mean the date as of which the Closing of the Stock Purchase occurs, as the same may be fixed pursuant to Section 7.1.

     "CODE"  shall  mean  the  Internal  Revenue  Code  of  1986,  as  amended.

     "COMMON  STOCK  CONSIDERATION"  shall  mean  $10,500,000.

     "COMMUNITY"  means  Community  West  Bancshares.

     "COMMUNITY GOVERNMENTAL APPROVALS" means the approvals listed on Disclosure
                                                                      ----------
Schedule  Section  3.1.7.
------------------------

     "CRITICIZED ASSET" means any Classified Asset and any other loan or lease asset of the applicable Party classified on the books and records of the applicable Party as Other Loans Especially Mentioned, Special Mention, Classified, Criticized, Credit Risk Assets, Concerned Loans or by words of similar import.

     "DFI"  means  the  California  Department  of  Financial  Institutions.

     "DIRECTOR  AGREEMENT"  shall mean an agreement in substantially the form of
Exhibit  3.1.5.
--------------

     "DISCLOSURE SCHEDULE" means the schedule delivered prior to the execution of this Agreement by Community to Centennial, as supplemented hereafter from time to time in accordance with Section 4.5.

     "EFFECTIVE  TIME"  means  the  time  of  the Closing of the Stock Purchase.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE  ACT"  means  the  Securities  Exchange  Act of 1934, as amended.

     "EXCHANGE AGENT" means U.S. Stock Transfer or a banking institution, corporate trust company or entity regularly engaged in a stock transfer business that Centennial shall appoint to act as exchange agent hereunder with the approval of Community.

     "EXPENSES" means all legal, accounting, consulting, investment banking and other fees and expenses incurred by the applicable Party in connection with the Stock Purchase (including expenses incurred in connection with the preparation of this Agreement and all negotiations, due diligence and other activities conducted prior hereto, including all broker's, finder's and similar fees and severance expenses), not to exceed $250,000 and excluding any costs or expenses of enforcing this Agreement otherwise payable under Section 7.14.

     "EXPIRATION  DATE"  means the close of business on the date that is fifteen
(15)  days  following  the  Capital  Raising  Date.

     "FDIC"  means  the  Federal  Deposit  Insurance  Corporation.

     "FINAL APPROVAL DATE" means the date on which the final Governmental Approval is received.

     "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied.

     "GOVERNMENTAL APPROVAL" means the approval of, or effectiveness of a filing or registration with, a Governmental Entity necessary or desirable for the consummation of the Stock Purchase (including the expiration of any waiting period imposed thereby), including the Community Governmental Approvals and Centennial Governmental Approvals.

     "GOVERNMENTAL ENTITY" means any administrative agency, commission, court or other governmental authority or instrumentality, domestic or foreign, including any government sponsored corporation having regulatory authority under law.

     "HAZARDOUS MATERIAL" means any pollutant, contaminant, waste or hazardous or toxic substance regulated by Law as such, and petroleum or petroleum products.

     "INTERIM FINANCIAL STATEMENTS" means the Palomar unaudited balance sheet, income statement and cash flow statement, prepared in accordance with GAAP, as of September 30, 2000 and for the nine months then ended.

     "LAW" means any statute, law, ordinance, rule or regulation of any Governmental Entity that is applicable to the referenced Person.

     "LOANS"  shall  have  the  meaning  set  forth  in  Section  3.1.11(1).

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of such Person (including such an effect caused indirectly through any of its subsidiaries), or on the ability of such Person to consummate the Stock Purchase on the terms hereof; provided, however,
                                                              --------  -------
that a Material Adverse Effect does not include a change with respect to, or effect on, such Person resulting from a change in Law, GAAP, RAP, or a change with respect to, or effect on, such Person resulting from any other matter having a comparable effect on financial institutions generally.

     "OLEM ASSET" means any loan or lease asset of the applicable entity classified on the books and records of the applicable entity as "Other Loans Especially Mentioned," "Special Mention," "Criticized," "Credit Risk Assets,"
"Concerned  Loans"  or  by  words  of  similar  import.

     "PALOMAR" means Palomar Community Bank, a California state-chartered bank and wholly owned subsidiary of Community.

     "PALOMAR  COMMON  STOCK"  means  the  no par value common stock of Palomar.

     "PALOMAR EMPLOYEE PLAN" shall have the meaning set forth in Section 3.1.18(1).

     "PALOMAR REGULATORS" means any and all Federal or state Governmental Entities charged with the supervision or regulation of Palomar.

     "PALOMAR  TANGIBLE  MINIMUM  SHAREHOLDERS'  EQUITY"  means  $6,300,000.

     "PALOMAR TANGIBLE SHAREHOLDERS' EQUITY" means the shareholders' equity of Palomar as of the month end prior to the Closing Date, determined in accordance with RAP and this Agreement, excluding all goodwill and intangibles on the books of Palomar.

     "PARTIES"  means, collectively, Centennial, Community, Palomar and Sanford.

     "PERSON" means any natural person, corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, joint stock company, trust, unincorporated organization, association, sole proprietorship, governmental body, or agency or political subdivision of any government.

     "PRINCIPAL SHAREHOLDER" means a holder of five percent (5%) or more of the outstanding common stock of a Person.

     "QUALILFYING STRATEGIC TRANSACTION PROPOSAL" shall have the meaning given the term in Section 4.1.2.

     "RAP" means Regulatory Accounting Principles, as interpreted by the applicable entity's principal Federal Bank Regulator.

     "RECORDS" means all books, records and original documents in Community's or Palomar's possession which pertain to and are utilized by Community, Palomar or any of their respective subsidiaries to administer, reflect, monitor, evidence or record information respecting the business and operations of Palomar, including but not limited to all books, records and documents relating to (a) corporate, regulatory, supervisory and litigation matters of Palomar, (b) tax planning and payment of taxes of Palomar, (c) personnel and employment matters of Palomar, and (d) the business or conduct of the business of Palomar.

     "REGULATORY AGREEMENT" means any regulatory agreement, memorandum of understanding or similar agreement with, any cease and desist or similar order or directive entered or issued by, commitment letter or similar undertaking to, any extraordinary supervisory letter from, any Palomar Regulator.

     "REPRESENTATIVES" means each of the applicable Person's directors, officers, employees, agents, representatives and advisors.

     "RETURNS"  shall  have  the  meaning  set  forth  in  Section  3.1.16(1).

     "SBA LOANS" mean loans originated by or through or with the assistance of or the repayment of which is guaranteed, in whole or in part, by the Small Business Administration.

     "SECURITIES  ACT"  means  the  Securities  Act  of  1933,  as  amended.

     "STOCK PURCHASE" means the purchase by Centennial of all the outstanding shares of Palomar Common Stock from Community, as more particularly described in
Section  2.1.

     "STRATEGIC TRANSACTION" means (a) any acquisition or purchase after December 1, 2000 of all or a significant (i.e., more than 10%) portion of the assets of, or a more than 10% equity interest in, Palomar, (b) the acquisition or purchase after December 1, 2000 by a shareholder or shareholders acting in concert and owning as of December 1, 2000, 10% or more of the outstanding Palomar Common Stock, or (c) any merger or other business combination involving Palomar or any recapitalization involving Palomar.

     "STRATEGIC TRANSACTION PROPOSAL" means any proposal regarding a Strategic Transaction.

     "TAX" means, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, ad valorem, transfer, license, occupancy, stamp and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     "VIOLATION" means a conflict with, violation of, default under, creation of a right of termination under, cancellation of, acceleration of any obligation under, loss of a material benefit under, or creation of any lien, pledge, security interest, charge or other encumbrance on assets under, the referenced Law, organic document, agreement or other instrument, in each case with or without notice or lapse of time, or both.

     1.2   RULES  OF  CONSTRUCTION.  The  following  rules of construction shall
           -----------------------
apply  to  the  interpretation  of  this  Agreement:

          1.2.1 Any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its subsidiaries taken as a whole.

          1.2.2 Disclosure of any matter in the Disclosure Schedule hereto shall not be deemed to imply that such matter is or is not material, and shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of liability or facts supporting liability.

          1.2.3 Whenever used in this Agreement, the word "including" shall be nonexclusive and shall mean "including without limitation."

          1.2.4 All references to Sections, Articles and sections of the Disclosure Schedule shall, unless another agreement is expressly referenced, mean the applicable sections or articles of, or section of the Disclosure Schedule to, this Agreement.

          1.2.5 The section titles and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

          1.2.6 The terms "herein," "hereunder," and terms of similar import refer to this Agreement as a whole and not to the specific Section or Article in which they are used.

          1.2.7 The phrase "to the knowledge" of a Party (and phrases of similar import) shall mean to the actual knowledge, after reasonable inquiry, of the executive officers of Centennial and Community, as applicable.

          1.2.8 This Agreement is the joint product of Centennial and Community, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such Parties, and shall not be construed for or against any Party.


                                   ARTICLE II
                               THE STOCK PURCHASE
                               ------------------

     2.1     THE  STOCK  PURCHASE.  Centennial  and  Community  shall  be  the
             --------------------
constituent corporations to the Stock Purchase. Subject to the terms and conditions of this Agreement, at the Effective Time, the Stock Purchase shall be effected by means of the payment by Centennial in cash of the Common Stock Consideration for all of the outstanding shares of Palomar Common Stock to Community.

     2.2     CORPORATE  DOCUMENTS,  DIRECTORS  AND OFFICERS.  From and after the
             ----------------------------------------------
Effective Time and thereafter until amended as provided by law, the Articles of Incorporation of Palomar shall be the Articles of Incorporation of Palomar as in effect immediately prior to the Effective Time and the Bylaws of Palomar shall be the Bylaws of Palomar as in effect immediately prior to the Effective Time.
At the Effective Time, such individuals as may be selected by Centennial shall be the directors of Palomar, and the officers of Palomar shall be those officers appointed to offices of Palomar by the Board of Directors of Centennial. Each such director or officer shall serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of Palomar's Articles of Incorporation and Bylaws.

     2.3     DELIVERY  OF  CASH  AND  PALOMAR  COMMON  STOCK  TO EXCHANGE AGENT.
             ------------------------------------------------------------------
Subject to the terms and conditions hereof, immediately prior to the Closing Centennial shall issue and deliver to the Exchange Agent cash in the amount of the Common Stock Consideration and Community shall deliver the outstanding shares of Palomar Common Stock to the Exchange Agent.

     2.4     EXCHANGE  PROCEDURES.  At  the  Effective  Time, the Exchange Agent
             --------------------
shall deliver the cash payment for the Common Stock Consideration to Community and deliver the share certificate for all of the outstanding shares of Palomar Stock to Centennial.

     2.5     CLOSING  OF  PALOMAR  TRANSFER  BOOKS.  At  the Effective Time, the
             -------------------------------------
transfer books for Palomar Common Stock shall be closed, and no transfer of shares of Palomar Common Stock shall thereafter be made on such books.

     2.6     ALTERNATIVE STRUCTURE.  Notwithstanding anything to the contrary in
             ---------------------
this Agreement, Centennial or Community may specify, with the approval of the other Parties, that Centennial, Community, Palomar or an affiliate or subsidiary of the Parties shall enter into transactions other than those described in this
Article II in order to effect the Stock Purchase of Palomar by Centennial, and the Parties shall take or cause to be taken all actions necessary or appropriate to effect such transactions; provided, however, that no such transaction may (a)
                             --------
alter the form or change the amount of the Common Stock Consideration; (b) diminish the benefits to be received or impose additional obligations upon the directors, officers or employees of Community; or (c) materially delay the receipt of any necessary Governmental Approval.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1     BY  PALOMAR  AND  COMMUNITY.  Palomar  and  Community represent and
             ---------------------------
warrant as follows, except as specifically disclosed in the Disclosure Schedule and Community does not represent and warrant anything for Palomar prior to December 31, 1997 and concerning Sections 3.1.9, 3.1.11, 3.1.14 and 3.1.15:

          3.1.1 ORGANIZATION, STANDING AND POWER. Community is a California corporation duly organized, validly existing and in good standing under the laws of the State of California. Community has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on Community.

          Palomar is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California, and is authorized to conduct a general banking business by the DFI. The deposit accounts of Palomar are insured by the FDIC, and all premiums and assessments required in connection therewith have been paid by Palomar as the same have become due. Palomar has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on Palomar. Copies of the Articles of Incorporation and Bylaws of Palomar, including all amendments thereto as of the date of this Agreement, have been delivered to Centennial and are complete and correct. The minute books of Palomar accurately reflect in all material respects all corporate actions held or taken by Community as Palomar's sole shareholder and Palomar's Board of Directors, including all committees of such Board of Directors.

          3.1.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Palomar consists of 5,000,000 shares of Palomar Common Stock, of which 648,186 shares are issued and outstanding and 5,000,000 shares of Serial Preferred Stock, of which no shares are issued and outstanding. No shares are held in treasury by Palomar, and no shares are reserved for future issuance. All outstanding shares of Palomar Common Stock and preferred stock have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to preemptive rights. All of the issued and outstanding shares of Palomar Common Stock and preferred stock have been offered, issued and sold by Palomar in compliance in all material respects with applicable federal and state securities laws and regulations and in compliance with any preemptive right held by any Person. Community is the only shareholder of Palomar. There are no options, warrants, calls, rights, commitments or agreements of any character, outstanding or in existence as of the date hereof to which Palomar is a party or by which Palomar is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of Palomar or obligating Palomar to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Palomar to repurchase, redeem or otherwise acquire any shares of capital stock of Palomar. There are no bonds, debentures, notes or other instruments evidencing indebtedness of Palomar issued or outstanding that entitle the holders thereof to vote on any matters on which Community, as Palomar's sole shareholder, may vote.

          3.1.3 INTERESTS IN OTHER ENTITIES. Except as disclosed in Disclosure Schedule Section 3.1.3, Palomar has no subsidiaries and does not
------------------------------------
otherwise hold any outstanding equity securities of any corporation or other entity, is not a member of any partnership, joint venture or similar entity, and is not a party to any partnership agreement or joint venture agreement, however named.

          3.1.4 AUTHORITY AND RELATED MATTERS. Subject only to the approval of the Stock Purchase and this Agreement by the Community and Centennial Governmental Approvals, Palomar and Community (a) have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (including the Stock Purchase), and (b) have duly authorized the execution and delivery of this Agreement, and the consummation of such transactions (including the Stock Purchase) by all necessary corporate action on the part of Palomar's and Community's Boards of Directors. This Agreement has been duly executed and delivered by Palomar and Community and assuming due authorization, execution and delivery by Centennial, constitutes the valid and binding obligation of Palomar and Community, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization, moratorium or otherwise affecting creditors' rights generally, to the application of general principles of equity (whether considered in a proceeding in law or at equity), and to the provisions of 12 U.S.C. Section 1818(b)(6)(D) and the powers of the FDIC thereunder.

          3.1.5 PALOMAR AGREEMENTS. Each executive officer and director of Palomar has executed and delivered to Centennial an agreement, covering the matters described therein, in substantially the form of Exhibit 3.1.5.
                                                                 --------------

          3.1.6 CONFLICTS. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Stock Purchase) nor compliance by Palomar and Community with any of the provisions hereof, (a) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Palomar or Community (b) except as set forth in Disclosure Schedule Section 3.1.6, violate, conflict with or result
             ---------------------------------
in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Palomar or Community pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation to which Palomar or Community is a party, or by which any of its respective properties or assets may be bound or affected, or (c) subject to receipt of all required governmental and shareholder approvals, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license applicable to Palomar or Community, excluding from the foregoing clauses (b) and (c) conflicts, breaches, defaults or violations which, either individually or in the aggregate, would not have a Material Adverse Effect on Palomar or Community, respectively.

          3.1.7     CONSENTS. Except as disclosed on Disclosure Schedule Section
                                                     ---------------------------
3.1.7  (collectively,  the  "COMMUNITY  GOVERNMENTAL  APPROVALS"),  no  consent,
-----
approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required in connection with Palomar's and Community's execution and delivery of this Agreement or its consummation of the Stock Purchase, as to which the failure to obtain the same could reasonably be expected to have a Material Adverse Effect on Palomar or Community or materially interfere with Palomar's or Community's ability to consummate the Stock Purchase.

          3.1.8 FINANCIAL STATEMENTS; RECORDS. Palomar has provided to Centennial the unaudited financial statements for the years ended December 31, 1999 and December 31, 1998 and the Interim Financial Statements, as well as audited financial statements for Palomar for the year ended December 31, 1997, audited by Peat Marwick. Community and Palomar will use their best efforts to deliver to Centennial the Audited Financial Statements on or before February 28, 2001. All such financial statements comply, and the Audited Financial Statements, as audited and when delivered, will comply in all material respects, with applicable accounting requirements and have been prepared in accordance with GAAP, and fairly present the financial position of Palomar as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Records of Palomar accurately and fairly reflect, in all material respects, the business and activities of Palomar.

          3.1.9 REGULATORY FILINGS AND AGREEMENTS. Except as set forth in Disclosure Schedule Section 3.1.9, Palomar has timely filed all reports,
------------------------------------
registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1995 with any Palomar Regulator, and has paid all fees and assessments due and payable in connection therewith. Except as set forth on Disclosure Schedule Section
                                                    ----------------------------
3.1.9, and except for normal  examinations  conducted by a Palomar Regulator  in
-----
the regular course of the business of Community, (a) no Palomar Regulator has initiated any proceeding or investigation or, to the best knowledge of Community, has threatened to initiate any proceeding or investigation, into the business or operations of Palomar or Community since December 31, 1995; (b) Palomar is not a party to or subject to, and since December 31, 1995 has not been a party to or subject to, any Regulatory Agreement with or from, and has not adopted any board resolutions at the request of, any Palomar Regulator that restricts the conduct of Palomar's business or in any manner relates to its business or financial condition, including without limitation its capital adequacy, credit policies, loan origination practices or management; (c) to the best knowledge of Palomar and Community, no Palomar Regulator is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any such Regulatory Agreement; (d) there is no material unresolved violation, criticism, or exception by any Palomar Regulator with respect to any report or statement relating to any examination of Palomar; (e) the most recent Regulatory Rating given to Palomar respecting both CRA and other compliance matters is "satisfactory;" and (f) to the best knowledge of Palomar and Community, since the date of Palomar's last compliance examination it has not received any complaints regarding its compliance with CRA, Regulation B of the Federal Reserve Board or other similar Laws.

          3.1.10 UNDISCLOSED LIABILITIES. Except as and to the extent reflected in the Interim Financial Statements or set forth on Disclosure
                                                                      ----------
Schedule  Section 3.1.10, Palomar has no liabilities, commitments or obligations
------------------------
of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, other than (a) obligations (including guarantees and letters of credit) not required by GAAP to be reflected, reserved against or disclosed in its Interim Financial Statements, all of which are set forth on Disclosure Schedule Section 3.1.10 and none of
                                  ----------------------------------
which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Palomar and (b) those incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

          3.1.11     LOANS,  CLASSIFIED  AND  OLEM  ASSETS,  RESERVES.

                    (1) All currently outstanding loans of, or current extensions of credit or credit commitments by, Palomar (the "LOANS") were solicited, originated and currently exist in material compliance with all applicable requirements of Federal and state law and regulations promulgated thereunder and applicable loan policies of Palomar, except (i) for such changes to the circumstances of the obligor thereunder or the collateral occurring subsequent to the origination thereof, (ii) as set forth in Disclosure Schedule
                                                             -------------------
Section  3.  l.11  or (iii) where the failure to so comply would not result in a
-----------------
Material  Adverse Effect on Palomar.  Except as set forth in Disclosure Schedule
                                                             -------------------
Section  3.1.11, to Palomar's  knowledge the Loans are adequately documented and
---------------
each note evidencing a Loan or loan or credit agreement or security instrument related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding of law or in equity) and the availability of equitable remedies. Except as set forth in Disclosure Schedule Section 3.1.11, no claims of defense
                        ----------------------------------
as to the enforcement of any Loan have been asserted against Palomar for which there is a reasonable possibility of an adverse determination, and neither Palomar nor Community is aware of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of an adverse determination to Palomar, where such adverse determination could be expected to have a Material Adverse Effect on Palomar.

                    (2) As of the Balance Sheet Date, the only assets of Palomar that were (a) Classified Assets or OLEM Assets on Palomar's Records, or
(b)  over  90 days delinquent in payment of principal or interest whether or not the same are Classified Assets or OLEM Assets, are those listed on Part A of Disclosure Schedule Section 3.1.11 hereto (which Disclosure Schedule Section
-------------------------------------
identifies the asset by loan number or other designation and sets forth the original principal amount, the current book balance, the amount of any reserve (or portion of the general reserve) allocated thereto, and the loan classification). The loan and other asset classification procedures utilized by Palomar are in accordance with RAP and prudent banking practice, and are consistently applied. Part B of Disclosure Schedule Section 3.1.11 sets forth a
                                 ----------------------------------
complete list of all existing or pending Loans or other agreements or understandings between Palomar and directors, Principal Shareholders, officers, employees or Affiliates of Palomar and Community, or their related interests all of which comply, in all respects, with all provisions of applicable Law.

                    (3) Palomar currently maintains, and shall continue to maintain, an allowance for loan losses allocable to the Loans which is adequate to provide for all known and estimable losses, net of any recoveries relating to such extensions of credit previously charged off, on the Loans, such allowance for loan losses complying in all material respects with all applicable loan loss reserve requirements established in accordance with GAAP and by any Governmental Authority having jurisdiction with respect to Palomar.

          3.1.12     INVESTMENT  SECURITIES.  Disclosure Schedule Section 3.1.12
                                              ----------------------------------
describes all of the investment securities owned by Palomar as of the date hereof, including identification of the type of security, CUSIP numbers, pool face values (where applicable), book values, market values and coupon rates. Except as identified on such schedule, Palomar does not hold any forward contracts, futures, options on futures, swaps or other derivative instruments.

          3.1.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Disclosure Schedule Section 3.1.13, since December 31, 1999, (a) Palomar has
    ----------------------------------
conducted it business in the ordinary and usual course and (b) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Palomar.

          3.1.14 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in Disclosure Schedule Section 3.1.14, the business of Palomar is, and at all times
----------------------------------
since  December  31,  1995  has  been,  conducted  in  compliance  with all Laws
(including those relating to equal credit, fair lending, fair housing and community reinvestment), except where a failure to so comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Palomar, and (b) Palomar holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the business of Palomar, and is in compliance with the terms of the same except where the failure so to comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Palomar.

          3.1.15 LITIGATION AND OTHER DISPUTES. Except as disclosed on Disclosure Schedule Section 3.1.15, (a) there is no suit, action, or proceeding
-----------------------------------
(including any cross- or counter-claim) pending or, to the knowledge of Palomar and Community, threatened, against or affecting Palomar, or any of its assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Palomar the obligations under which have not heretofore been fully performed; (b) Palomar has not accrued or set aside any reserves relating to any suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of Palomar, threatened, against or affecting Palomar or any of its respective assets; (c) since December 31, 1995, Palomar has not been a defendant, either directly or as defendant-in-counterclaim or cross-claim, in any litigation in which any "lender liability" cause of action was asserted against it; and (d) there are no claims pending by any director, officer, employee or agent of Palomar for indemnification under any outstanding indemnification agreement, arrangement or understanding respecting indemnification or under applicable laws relating to indemnification.

          3.1.16     TAXES.

                    (1) Palomar has (i) correctly prepared and timely filed all returns, declarations, estimates, reports, claims for refund, information returns and statements ("RETURNS") required to be filed with respect to all Taxes, (ii) timely and properly paid all Taxes that are due and payable, (iii) established on its Records reserves that are adequate for the payment of all Taxes accrued but not yet due and payable and (iv) complied with all Laws relating to the withholding and payment of all Taxes with respect to employees' wages.

                    (2) There are no actual or proposed Tax deficiencies, assessments, or adjustments for Taxes with respect to Palomar or any of its respective assets, property or operations. Except as set forth in Disclosure
                                                                      ----------
Schedule  Section  3.1.16,  (i)  there are no liens for Taxes upon the assets of
-------------------------
Palomar (other than liens for taxes not yet due and payable), (ii) Community or Palomar has not requested any extension of time within which to file any Return which has not since been filed, (iii) there are no waivers or consents given by Community or Palomar regarding the application of the statute of limitations with respect to any Taxes or Returns of Palomar, and (iv) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are pending against Palomar with regard to any Taxes or Returns.

                    (3) Palomar has not made any payments and is not obligated under any contract to make any payments that will be nondeductible, in whole or in part, under Section 280G or 162(m) of the Code.

          3.1.17    CERTAIN  AGREEMENTS.

                    (1)     Except  as  disclosed on Disclosure Schedule Section
                                                     ---------------------------
3.1.17,  Palomar  is  not a party to, is bound or affected by, or receives or is
------
obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Palomar (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Palomar of any obligation; (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Palomar, other than any agreement, arrangement or commitment terminable at will and without the payment of any penalty by Palomar, or the termination of which otherwise would not have a Material Adverse Effect on Palomar; (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Palomar upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any deposit account held by any director or Affiliate of any director or by any officer or employee of Palomar or Community; (v) any agreement, arrangement or understanding pursuant to which Palomar is obligated to indemnify any director, officer, employee or agent of Palomar; (vi) any agreement, arrangement or understanding to which Palomar is a party or by which either of the same is bound which limits the freedom of Palomar to compete in any line of business or with any person or entity; (vii) any supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by an applicable federal or state regulatory agency; (viii) any lease of real or personal property requiring payments of annual rental in excess of $5,000, whether as lessor or lessee; or (ix) any other agreement, arrangement or understanding which involves an annual payment of more than $5,000. A complete copy of each such agreement, arrangement or understanding has been delivered to Centennial or, if oral, is described in Disclosure Schedule Section 3.1.17.
                                             -----------------------------------

                    (2) Palomar is not in default or in noncompliance, which default or noncompliance could reasonably be expected to have a Material Adverse Effect on Palomar, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or noncompliance.

          3.1.18    EMPLOYEES  AND  EMPLOYEE  BENEFIT  PLANS.

                    (1)     Disclosure  Schedule  Section  3.1.18 sets forth all
                            -------------------------------------
Benefit Plans and any agreement, understanding, practice or commitment, formal or informal, sponsored, maintained or contributed to by Palomar for the benefit of the current or former directors, officers, employees or independent contractors of Palomar (collectively, with the Benefits Plans, (the "PALOMAR EMPLOYEE PLANS"). Palomar and Community has previously furnished or made available to Centennial accurate and complete copies of the Palomar Employee Plans together with (i) the most recent actuarial and financial reports prepared with respect to any such plans that are qualified plans, (ii) the most recent annual reports filed with any Governmental Entity with respect to each such plan and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any such plan that is a qualified plan.

                    (2)     Except  as  set forth in Disclosure Schedule Section
                                                     ---------------------------
3.1.18,  none  of Palomar, any pension plan maintained by it and qualified under
------
Section 401 of the Code or, to the best of Palomar's knowledge, any fiduciary of such plan has incurred any liability to the PBGC, the Department of Labor or the Internal Revenue Service with respect to the coverage of any employees of Palomar under any Palomar Employee Plan that has not been satisfied in full and that would have a Material Adverse Effect on Palomar. To the best of Palomar's and Community's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Palomar Employee Plan that is a pension plan.

                    (3) Palomar does not participate in nor has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

                    (4) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Palomar Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "PALOMAR PENSION PLAN") which is intended to qualify under Section 401 of the Code to the effect that (i) such plan is qualified under Section 401 of the Code and (ii) the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Palomar's knowledge, is threatened to be revoked and Palomar does not know of any grounds on which such revocation may be based. Palomar does not have any material liability under any such plan that is not reflected on the balance sheet of Palomar at December 31, 1999 included in the Palomar 1999 Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

                    (5)     Except  as  set forth in Disclosure Schedule Section
                                                     ---------------------------
3.1.18,  no  prohibited transaction (which shall mean any transaction prohibited
------
by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Palomar Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on Palomar under Section 4975 of the Code or otherwise have a Material Adverse Effect on Palomar.

                    (6)     Except  as  set forth in Disclosure Schedule Section
                                                     ---------------------------
3.1.18,  full payment has been made (or proper accruals have been established to
------
the extent required by generally accepted accounting principles) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established to the extent required by generally accepted accounting principles) of all contributions which are due and payable after the date hereof and prior to the Effective Time, under the terms of each Palomar Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Palomar Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Palomar Pension Plan.

                    (7)     Except  as  set forth in Disclosure Schedule Section
                                                     ---------------------------
3.1.18,  the  Palomar  Employee  Plans  have  been operated in compliance in all
------
material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                    (8)     Except  as  set forth in Disclosure Schedule Section
                                                     ---------------------------
3.1.18,  there  are  no pending or, to the best knowledge of Palomar, threatened
------
claims (other than routine claims for benefits) by, on behalf of or against any of the Palomar Employee Plans or any trust related thereto or any fiduciary thereof.

                    (9) No work stoppage involving Palomar is pending or, to the best knowledge of Palomar, threatened. Palomar is not involved in, or to the best knowledge of Palomar threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Palomar which could reasonably be expected to have a Material Adverse Effect on Palomar. Employees of Palomar are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Palomar's knowledge, there have been no efforts to unionize or organize any employees of Palomar.

         3.1.19 PROPERTIES. All real and personal property owned by Palomar or presently used by it in its business is in condition (ordinary wear and tear excepted) sufficient to carry on the business of Palomar in the ordinary course of business consistent with its past practices. Palomar has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws or of lessors respecting any leased property) to all of the material properties and assets, real and personal, reflected on the Interim Financial Statements or acquired after such date, other than properties sold by Palomar in the ordinary course of business, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. All real and personal property which is material to Palomar's business and leased or licensed by Palomar is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. Disclosure Schedule Section 3.1.19 sets forth a brief description of each
-------------------------------------
material real property owned or leased by Palomar and used in the conduct of its business, and Palomar has provided Centennial with a current title report dated within 30 days of the date hereof for each such property owned by Palomar.

          3.1.20     ENVIRONMENTAL.  Except  as set forth on Disclosure Schedule
                                                             -------------------
Section 3.1.20, Palomar and all real property (including OREO) in the possession
--------------
of Palomar or over which Palomar exercises control are, and at all times while in the possession or control of Palomar each property at any time since December 31, 1995 owned, possessed or controlled by Palomar has been, in compliance with all applicable Laws relating to pollution or protection of human health or the environment (including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Material or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material), except for any violations of Law that, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on Palomar. Except as set forth on Disclosure Schedule Section 3.1.20 to the best knowledge of Palomar
             ----------------------------------
there has not occurred any release of Hazardous Material on, under or affecting any real property during the period of Palomar's ownership, possession or operation of such property (including its participation in the management of any business located on such property) or during any prior period except for releases that, individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on Palomar. To the knowledge of Palomar, Palomar has no property now or heretofore in its possession is or has ever been a defendant in or the subject of any suit, claim, action, proceeding, investigation or notice before any Governmental Entity or other forum relating to an alleged violation (including by any predecessor) of any environmental Law or any Law relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Palomar.

          3.1.21 INTELLECTUAL PROPERTY. Except as set forth in Disclosure Schedule Section 3.1.21, Palomar owns, or possesses valid and binding licenses and other rights to use without payment (other than payments for software licenses incurred in the ordinary course of business), all material trademarks, trade names, service marks, copyrights, trade secrets and patents used in its businesses, and Palomar has not received any challenge of the same by any Person or any notice of alleged conflict between the same and the rights of any other Person. Palomar has, in all material respects, performed all of its obligations under, is not materially in default under, and has not created any right of termination under, cancellation of, acceleration of any obligation under, or loss of a material benefit under, any contract, agreement, arrangement or commitment relating to any of the foregoing.

          3.1.22 INSURANCE. Palomar is insured, and during each of the past three calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations, with the exception of directors' and officers' liability insurance. Disclosure Schedule Section 3.1.22 contains a list identifying all
            ------------------------------------
insurance policies maintained by it as of the date hereof, and describing all claims made since January 1, 1997. All of the policies and bonds maintained by Palomar are in full force and effect and all claims thereunder have been filed in a due and timely manner and no such claim has been denied.

          3.1.23 BROKERS. Palomar has not employed any broker, finder or similar Person in connection with the Stock Purchase, and neither has incurred or will incur any broker's, finder's or similar fees, commissions or expenses in connection with the Stock Purchase except as set forth in Disclosure Schedule
                                                             -------------------
Section  3.1.23.
---------------

          3.1.24 DISCLOSURE OF ALL MATERIAL MATTERS. None of the representations and warranties of Palomar and Community or any of the written information or documents which are furnished by Palomar and Community to Centennial pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading. Copies of all documents previously provided to Centennial or made available to Centennial pursuant to this Article III are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

          3.1.25 REGULATORY MATTERS. Palomar and Community know of no reason that any Governmental Entity will not approve the transactions contemplated by this Agreement. Palomar and Community shall cooperate with Centennial in pursuing and filing all applications with all Governmental Entities required to approve the transactions.

          3.1.26 COMMUNITY'S AGREEMENT. Community has executed and delivered to Centennial an agreement, covering the matters described therein, in substantially the form of Exhibit 3.1.26.
                              ---------------

     3.2     BY  CENTENNIAL.  Centennial  represents  and warrants as follows:
             --------------

          3.2.1 ORGANIZATION, STANDING AND POWER. Centennial is a California corporation duly organized, validly existing and in good standing under the laws of the State of California. Centennial has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the ability of Centennial to complete the Stock Purchase.

          3.2.2 AUTHORITY AND RELATED MATTERS. Subject only to the Community and Centennial Governmental Approvals, Centennial (a) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (including the Stock Purchase), and (b) has duly authorized the execution and delivery of this Agreement, and the consummation of such transactions (including the Stock Purchase) by all necessary corporate action on the part of Centennial's Board of Directors. This Agreement has been duly executed and delivered by Centennial and, assuming due authorization, execution and delivery by Community, constitutes the valid and binding obligation of Centennial, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization, moratorium or otherwise affecting creditors' rights generally, to the application of general principles of equity (whether considered in a proceeding in law or at equity).

          3.2.3 CONFLICTS. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Stock Purchase) nor compliance by Centennial with any of the provisions hereof, (a) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Centennial (b) except as set forth in Disclosure Statement Schedule 3.2.3, violate, conflict with or result in a
--------------------------------------
breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Centennial pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation to which Centennial is a party, or by which any of its properties or assets may be bound or affected, or (c) subject to receipt of all required governmental approvals, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license applicable to Centennial, excluding from the foregoing clauses (b) and (c) conflicts, breaches, defaults or violations which, either individually or in the aggregate, would not have a Material Adverse Effect on Centennial.

          3.2.4     CONSENTS.  Except  as  disclosed  on  Disclosure  Schedule
                                                          --------------------
Section  3.2.4,  (collectively,  the  "CENTENNIAL  GOVERNMENTAL  APPROVALS"), no
--------------
consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required in connection with Centennial's execution and delivery of this Agreement or its consummation of the Stock Purchase, as to which the failure to obtain the same could reasonably be expected to have a Material Adverse Effect on Centennial or materially interfere with Centennial's ability to consummate the Stock Purchase.

          3.2.5 ACCESS TO FUNDS. All Parties recognize that Centennial currently does not have the funds to consummate the Stock Purchase and must raise equity and debt to consummate the Stock Purchase. Centennial will raise on or before the Capital Raising Date not less than the Centennial Minimum New Capital and have on the Capital Raising Date, all funds necessary to consummate the Stock
Purchase and pay the Common Stock Consideration due to Community as the sole shareholder of Palomar Common Stock.

          3.2.6 LEGAL PROCEEDINGS. There are no existing or, to the best knowledge of Centennial, threatened, legal, administrative, arbitration or other proceedings, claims, actions, controversies or governmental investigations of any nature against or involving Centennial which could reasonably be expected to have a Material Adverse Effect on the ability of Centennial to consummate the transactions contemplated hereby.

          3.2.7 DISCLOSURE OF ALL MATERIAL MATTERS. None of the representations and warranties of Centennial or any of the written information or documents which are furnished by Centennial to Community pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading.

          3.2.8 REGULATORY MATTERS. Centennial knows of no reason that any Governmental Entity will not approve the transactions contemplated by this Agreement. Centennial shall diligently pursue the filing of all applications with all Governmental Entities required to approve the transactions.

          3.2.9 STRATEGIC TRANSACTIONS. Centennial is not presently considering any business combination or acquisition of another financial entity.

          3.2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of its formation, (a) Centennial has conducted it business in the ordinary and usual course and (b) no event has occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Centennial.


                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS
                              ---------------------

     4.1     DISCUSSIONS  WITH  THIRD  PARTIES.
             ---------------------------------

          4.1.1 Palomar and Community (a) shall not, and shall instruct and cause each of their Representatives not to, solicit or encourage, directly or indirectly, inquiries or proposals with respect to any Strategic Transaction Proposal, and, (b) shall not, and shall instruct and cause each of their Representatives not to, furnish any nonpublic information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction with any Person other than Centennial. Palomar and Community shall notify Centennial promptly after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, Community or any of its Representatives, and shall disclose to Centennial the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof and such other information as Centennial reasonably may request.

          4.1.2 Not withstanding Section 4.1.1, following receipt of a Qualifying Strategic Transaction Proposal, neither Palomar, Community nor any of their Representatives shall be prohibited from (a) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to Centennial, provided the third party shall have entered into a confidentiality agreement substantially similar to the confidentiality provisions of Section 4.2.3 hereof, (b) taking and disclosing to the Community Shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to its shareholders, or (c) subject to the terms of Section 6.4.2 of this Agreement, terminating this Agreement. A "QUALIFYING STRATEGIC TRANSACTION PROPOSAL" shall mean a bona fide written Strategic Transaction Proposal with respect to which the Board of Directors shall have determined, after consultation with Community's counsel, that the action by Community contemplated under either clause (a), (b) or (c), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the Community Shareholders, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by Community to the effect that the financial terms of such Strategic Transaction Proposal are, from such shareholders' perspective, financially superior to the Common Stock Consideration.

          4.1.3 In the event that Palomar or Community receives a Qualifying Strategic Transaction Proposal, it shall, with 15 Business Days of it is receipt thereof, give notice to Centennial either (i) reaffirming Palomar's and Community's intent to proceed under this Agreement and to consummate the Stock Purchase, or (ii) terminating this Agreement pursuant to Section 6.4.2. If Palomar or Community does not, within such 15 Business Day period, either expressly reaffirm its intent to proceed under this Agreement or terminate this Agreement pursuant to Section 6.4.2, Centennial may at any time within 15 Business Days thereafter terminate this Agreement pursuant to Article VI.

     4.2     ACCESS.
             ------

          4.2.1 WITH RESPECT TO PALOMAR. Palomar shall make available to Centennial all information regarding Palomar that Centennial reasonably may request other than information prohibited to be disclosed to Centennial by confidentiality or privacy laws, rules or regulations, and shall authorize, upon reasonable notice, visits to its premises with such staff, consultants and experts as Centennial reasonably may request. Centennial agrees to coordinate closely all such activities with Palomar's President and to conduct any such inquiries with appropriate discretion and sensitivity to Palomar's relationships with its employees, customers and suppliers.

          4.2.2 WITH RESPECT TO CENTENNIAL. Centennial shall make available to Palomar and Community all information regarding itself and its principals that Palomar and Community reasonably may request.

          4.2.3 CONFIDENTIALITY. Each Party acknowledges that certain of the information made available to it pursuant to this Section 4.2 and otherwise in connection with the Stock Purchase may be confidential, proprietary or otherwise nonpublic, and each Party agrees, for itself and for each of its Representatives, that it (a) shall hold in confidence all confidential information received by it from or with regard to the other Party ("CONFIDENTIAL INFORMATION") subject to the terms of this Section 4.2, (b) shall disclose such Confidential Information only to those of its Representatives, in each case having a need to know the same for purposes of evaluating, negotiating or implementing the Stock Purchase, and (c) shall inform each Representative to whom Confidential Information is disclosed that such information is confidential and direct such Representative not to disclose the same. Each Party shall remain responsible for any disclosure of Confidential Information by any of its Representatives. Each Party further agrees that, upon the request of the other Party given following any termination of this Agreement, the receiving Party and each of its Representatives either shall return to the requesting Party all Confidential Information received by the receiving Party and its Representatives (including all compilations, analyses or other documents prepared by it that contain Confidential Information) or shall certify that the same has been destroyed. As used herein, Confidential Information shall not include (w) information that is or becomes generally available to the public other than as a result of a breach of this Agreement, (x) information that the receiving Party demonstrates was known to it on a nonconfidential basis prior to receiving such information from the other Party, (y) information that the receiving Party develops independently without relying on Confidential Information, and (z) information that becomes available to the receiving Party on a non-confidential basis from another source if the source was not known to or not reasonably believed by the receiving Party to be subject to any prohibition against disclosing such information. The foregoing provisions shall also extend to any Confidential Information previously provided under any written confidentiality agreement between the Parties.

     4.3     PROSECUTION  OF REGULATORY FILINGS; COOPERATION.  The Parties shall
             -----------------------------------------------
cooperate with each other and use all commercially reasonable efforts to prepare and file as promptly as practicable, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the Stock Purchase. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Stock Purchase and each Party will keep the other apprized of the status of matters relating to completion of the Stock Purchase. Each Party shall, upon request, furnish the other Party with all information concerning itself as may be reasonably necessary or advisable in connection with any filing or application made by or on behalf of such Party to any Governmental Entity in connection with the Stock Purchase. Each Party shall promptly advise the other Party upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the Stock Purchase which causes such Party to believe that there is a reasonable likelihood that any required Governmental Approval will not be obtained or that the receipt of any such Governmental Approval will be materially delayed. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such reasonable action.

     4.4     ADVICE  OF  CHANGES.  Each  Party  shall  promptly advise the other
             -------------------
Party of any change or event having a Material Adverse Effect on it or which it believes would or may be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or to preclude the satisfaction of one or more of the conditions set forth in
Article V. From time to time prior to the Closing Date, each Party will promptly supplement or amend the Disclosure Schedules delivered by it in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules, or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby; provided, however, that no such supplement or
                                --------
amendment to the Disclosure Schedules shall have any effect for the purpose of determining the accuracy of any representation or warranty when made, for determining satisfaction of the conditions set forth in Article V, or for determining the compliance by any Party with any other provision of this Agreement.

     4.5     CURRENT  INFORMATION.  During  the  period  from  the  date of this
             --------------------
Agreement to the Closing Date, Community will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Centennial and to report the general status of Palomar's ongoing operations. Community will promptly notify Centennial of any material change in the normal course of Palomar's or its business or in the operation of Palomar's or its properties and of any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving it, and will keep Centennial fully informed of such events. A representative of Centennial shall be entitled to be present at all meetings of the Board of Directors of Palomar, excluding any portion thereof relating to Community's or Centennial's compliance with the terms of this Agreement.

     4.6     DELIVERY  OF  FINANCIAL STATEMENTS.  Palomar and/or Community shall
             ----------------------------------
use their best efforts to deliver to Centennial the Audited Financial Statements on or before February 28, 2001. As soon as reasonably available, but in no event more than 30 days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Closing Date, Palomar will deliver to Centennial Palomar's call reports as filed with Palomar Regulators. Palomar will deliver to Centennial all other information provided to Palomar's and its Boards of Directors, including monthly financial statements prepared in accordance with GAAP (excepting only by the absence of footnotes and other presentation items and subject to normal year-end adjustments) and otherwise in the form delivered to the members of their respective Boards of Directors, no later than the time at which such financial statements are delivered to such directors but in no event later than the twenty-first calendar day of the month immediately following the month to which such financial statements relate.

     4.7     CONDUCT OF BUSINESS.  Palomar shall (a) conduct its business in the
             -------------------
usual, regular and ordinary course of business consistent with the past practice (except as required by applicable Law or as required by this Agreement), (b) use all commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees (including by causing its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such event replacement policies providing substantially similar coverage for substantially similar (or lesser) premiums are in full force and effect), (c) conduct relations with its employees, including hiring and terminating practices, only in the ordinary course of business and consistent with past practice, and (d) take no action which would adversely affect or delay the ability of Community or Centennial to obtain any necessary approvals of any Governmental Entity required for the Stock Purchase or for the transactions contemplated in connection therewith, or to perform its covenants and agreements under this Agreement. Through the Effective Time, Palomar and Community will maintain their respective Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. Centennial may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable.

     4.8     CERTAIN OPERATING COVENANTS OF PALOMAR.  Without Centennial's prior
             --------------------------------------
written consent (which consent shall not be unreasonably withheld or delayed), Palomar shall not:

          4.8.1 declare or make any payment or distribution with respect to its capital stock or other securities, whether by way of payment of interest or principal, redemption, dividend or otherwise;

          4.8.2 (a) create, authorize, issue, sell or deliver any of its capital stock, bonds or other of its securities (whether authorized and unissued or held in treasury) or any instrument convertible into any of them; (b) grant or otherwise issue any options, warrants or other rights with respect thereto;
(c) amend the terms of any rights with regard to the Palomar securities; or (d) split up, combine or reclassify any of its outstanding stock;

          4.8.3 acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, including any corporation, partnership, association or other business organization or division thereof;

          4.8.4 excepting those matters identified on Disclosure Schedule 4.8.4,(a) create, renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Palomar is a party or by which Palomar or any of its properties is bound, excepting only contracts, agreements and leases under which the aggregate annual payments by either party do not exceed $10,000, (b) make any single capital expenditure exceeding $10,000 or any capital expenditures exceeding $25,000 in the aggregate, or (c) relocate or terminate, or file any application to relocate or terminate the operations of any of its banking offices;

          4.8.5     enter  into  any  new  line  of  business;

          4.8.6 change its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP or RAP as concurred with by
Palomar's  and  Community's independent auditors;               4.8.7     commit
any act or omission which constitutes a Violation of any Law, Regulatory Agreement or any material contract or license to which Palomar is a party or by which it or any of its properties is bound which Violation, individually or in the aggregate, has or reasonably could be expected to have a Material Adverse Effect on Palomar;

          4.8.8 make any equity investment, including any equity investment in any real estate or real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          4.8.9 sell, lease, assign, transfer or otherwise dispose of any property or asset, except for (a) investment portfolio transactions in the ordinary course of business and substantially consistent with past practice, and which past practice shall be deemed to include any sale of any investment carried as available-for-sale by Palomar on market terms; (b) sales of assets having a gross book value not in excess of $10,000 individually or $25,000 in the aggregate; and (c) sales of real estate acquired by foreclosure or by a deed in lieu thereof;

          4.8.10 Except for entering into a new employment agreement with Sanborn which shall become effective at the Effective Time (a) enter into any agreement with any labor union or association representing any employee, (b) institute, amend or terminate any Benefit Plan, (c) pay any pension or retirement allowance to any Person not required by an existing plan or agreement, (d) increase in any manner the compensation or fringe benefits
(including any insurance benefits) of, or pay any bonus to, any officer, director or employee, or (e) change in any material respect the existing responsibilities of any officer of Palomar, or hire or terminate (other than for cause) any Palomar officer.

          4.8.11 (a) make or enter into any commitment to make any new loan if, as a result of the disbursement of the proceeds of such loan, the total Borrower Group Obligations (including accrued and unpaid interest) of the borrower to the applicable Party would exceed $50,000 with respect to unsecured loans or $500,000 with respect to secured loans, except that if Centennial does not grant or refuse its consent or reasonably request additional information regarding such proposed loan within two Business Days of Centennial's receipt of Community's request for consent, then Centennial shall be deemed to have granted its consent; or (b) amend or renew, or enter into any commitment to amend or renew, any Criticized Asset;

          4.8.12 incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, in each case except in the usual, regular and ordinary course of business consistent with the past practice, it being understood and agreed that purchase of federal funds, and the creation of deposit liabilities and entering into repurchase agreements (in each case with maturities of not more than six months) shall be deemed to be in the ordinary course of business;

          4.8.13 make, amend or compromise any loan or advance (whether in cash or other property) to any officer, to any director, or to any Principal
Shareholder or Affiliate thereof, except advances made to employees in the usual, regular and ordinary course of business consistent with the past practice;

          4.8.14 restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any securities other than obligations of the United States Treasury with maturities of not more than six months, or agency securities or other investments approved by Centennial;

          4.8.15 file any applications or make any contract with respect to branching or site location or relocation;

          4.8.16 enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

          4.8.17 enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

          4.8.18 take any action, or enter into any agreement or commitment to take any action, that will result in any of the representations or warranties of Community contained in this Agreement not to be true and correct in any material respect as of the Effective Time or that could reasonably result in any material delay in consummation of the transactions contemplated hereby; or

          4.8.19 enter into any agreement or commitment to do any of the foregoing.

     4.9     OPERATING  COVENANTS  OF  CENTENNIAL.  Without  Palomar's  and
             ------------------------------------
Community's prior written consent, Centennial shall not take any action, or enter into any agreement or commitment to take any action, inclusive of acquiring another company or entering into a business combination involving Centennial or its subsidiaries, that will result in any of the representations or warranties of Centennial contained in this Agreement not to be true and correct in any material respect as of the Effective Time or that could reasonably result in any material delay in consummation of the transactions contemplated hereby.

     4.10     COVENANTS  REGARDING  EMPLOYEES,  DIRECTORS  AND  OFFICERS.
              ----------------------------------------------------------

               4.10.1      EMPLOYEE  BENEFIT  PLANS.

                    (1)     Palomar  Agreements.  All  current executive officer
                            -------------------
and directors of Palomar concurrent with the execution and delivery of this Agreement by the Parties shall execute and deliver to Centennial an agreement in the form of Exhibit 3.1.5 hereto.

                    (2)     Continuation  of Plans.  Notwithstanding anything to
                            ----------------------
the contrary contained herein, Centennial shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee Benefit Plans and programs of Palomar to the extent permitted by and in accordance with the terms of such plans and programs and Palomar shall cause to be taken all actions reasonably required to terminate such plans and programs as Centennial may specify as of the Closing. Without limiting the foregoing, the Boards of Directors of Palomar and Community shall promptly adopt resolutions required to cause any plan or agreement providing shares of Palomar Common Stock or equity-based rights to any Person to be terminated as of the Effective Time.

     4.11     RESERVES.  Palomar and Community agree that Palomar will establish
              --------
such reserves and to take such charge-offs respecting loans and other assets and operations as may be requested by Centennial immediately prior to the Closing; provided, that any such action taken solely by reason of such request shall not
--------
be deemed to constitute a Material Adverse Effect respecting Palomar for purposes of this Agreement and shall not be considered for purposes of the shareholders' equity determination to be made pursuant to Section 5.2.9.

     4.12     TERM  POLICY.  The  Parties agree that Centennial will be entitled
              ------------
to place a term life insurance policy on Sanborn in an amount not less than $500,000 paid by Centennial with Centennial as the beneficiary of such policy. Sanborn agrees to complete any and all applications concerning the issuance of such policy including submitting to a physical examination.


                                    ARTICLE V
                              CONDITIONS TO CLOSING
                              ---------------------

     5.1     CONDITIONS  TO  OBLIGATIONS  OF  BOTH  PARTIES.  The obligations of
             ----------------------------------------------
Centennial and Palomar and Community to consummate the Stock Purchase are subject to the satisfaction of each of the following conditions:

               5.1.1 REGULATORY APPROVALS. All necessary approvals of any Governmental Entity required for the consummation of the Stock Purchase (including the Community Governmental Approvals and Centennial Governmental Approvals) shall have been obtained and shall remain in full force and effect; all statutory or other required waiting periods in respect thereof shall have expired; and no approval of any Governmental Entity shall have imposed any condition or requirement which, in the reasonable opinion of Centennial, would so materially adversely affect the economic or business benefits to Centennial of the Stock Purchase so as to render inadvisable the consummation thereof.

               5.1.2 NO PROHIBITION; NO PENDING OR THREATENED CLAIMS. None of the Parties shall be subject to any law or order of any court or other Governmental Entity which prohibits, restricts or makes illegal the consummation of the Stock Purchase; and there shall be no claim, action, suit, investigation or other proceeding pending or overtly threatened before any Governmental Entity that presents a substantial risk of restraint or prohibition of the Stock Purchase, or the obtaining of material damages from Palomar, Community or Centennial or their respective officers or directors in connection therewith; and no such restraint or prohibition shall be effective as of the Closing, whether or not the action in which the same was entered shall remain pending.

     5.2     CONDITIONS  TO  THE  OBLIGATIONS OF CENTENNIAL.  The obligations of
             ----------------------------------------------
Centennial to consummate the Stock Purchase are further subject to the satisfaction of, or Centennial's written waiver of, each of the following conditions:

               5.2.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. Palomar's and Community's representations and warranties contained in this Agreement shall have been true and correct as of the dates when made, and Palomar and Community shall have performed, satisfied and complied with, in all material respects, each of their agreements and covenants contained in Articles II and IV and elsewhere in this Agreement.

               5.2.2 BRINGDOWN OF REPRESENTATIONS AND WARRANTIES. Palomar's and Community's representations and warranties contained in this Agreement remain true and correct as of the Closing as though made at and as of the Closing, excepting only representations and warranties which speak expressly as of an earlier specified date.

               5.2.3 NO MATERIAL ADVERSE EFFECT. No change, in facts, circumstances or events has occurred since the date of this Agreement that has had or could reasonably be expected to have a Material Adverse Effect on Palomar.

               5.2.4 OFFICERS CERTIFICATE. Palomar and Community shall have delivered to Centennial a certificate, dated as of the date of Closing and signed by its respective chief executive officer and chief financial officer, to the effect that the conditions set forth in Sections 5.2.1., 5.2.2 and 5.2.3 have been satisfied, and containing and certifying to the accuracy of, the same information required to be included on Part A of Schedule 3.1.11 had such Schedule been delivered as of the date of such certificate, compiled as of a date within five Business Days of the Closing.

               5.2.5 PALOMAR COMMON STOCK OUTSTANDING. There shall be no shares of Palomar Common Stock or other Palomar securities issued and outstanding as of the Effective Time other than the 648,186 shares of Palomar Common Stock issued and outstanding on the date hereof.

               5.2.6 THIRD PARTY CONSENTS. The consent, approval or waiver of each Person (other than the Governmental Entities referred to in Section 5.1.2) whose consent, approval or waiver shall be required in order to permit the consummation of the Stock Purchase or the preservation of the contractual rights of Palomar with respect to its business shall have been obtained except where the failure to obtain any such consent, approval or waiver would not, individually or in the aggregate, have a Material Adverse Effect on Centennial or Palomar or materially adversely affect the ability of Centennial, Palomar and Community to consummate the Stock Purchase.

               5.2.7 PALOMAR AGREEMENTS. Each executive officer and director of Palomar shall have executed and delivered to Centennial an agreement in substantially the form of Exhibit 3.1.5.

               5.2.8 LEGAL OPINION. Centennial shall have received an opinion of Horgan, Rosen, Beckham & Coren, L.L.P., respecting the matters set forth in Exhibit 5.2.8.

               5.2.9 PALOMAR MINIMUM TANGIBLE SHAREHOLDERS' EQUITY. Centennial shall have received a letter (the "ACCOUNTING LETTER") from Hutchinson & Bloodgood, LLP, certified public accountants for Centennial that, as of a date no more than five (5) Business Days prior to the Effective Time (the "DETERMINATION DATE") setting forth Palomar's Tangible Shareholders' Equity. The Palomar Tangible Shareholders' Equity will be determined in accordance with RAP, excluding all goodwill and intangibles on the books of Palomar, and this Agreement as of the end of the month preceding the month in which the Closing shall occur in accordance with such limitations and standards of review as may be specified in such letter but without the performance of such procedures as are necessary in order for such firm to express an opinion with respect thereto, and reflect an adequate loan loss reserve which in any case will be not less than $572,706 plus an amount equal to the sum of (a) $10,000 multiplied by (b) the number of months from December 1, 2000 through the month end prior to the Closing Date, after deducting therefrom all reserves allocated to specific loans on the books of Palomar. The cost of such account's letter shall be paid by Centennial. In addition, no Expenses of Palomar or Community shall be capitalized in making such determination of shareholders' equity.

               5.2.10 DOCUMENTS AND INSTRUMENTS IN SATISFACTORY FORM. All corporate and other proceedings in connection with this Agreement and with the Stock Purchase and all documents and instruments incidental to the Stock Purchase shall be reasonably satisfactory in substance and form to Centennial and its counsel, and Centennial and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               5.2.11 COMMUNITY AGREEMENT. Community shall have executed and delivered to Centennial an agreement in substantially the form of Exhibit
                                                                         -------
3.1.26.
-------

               5.2.12 EMPLOYMENT AGREEMENT. Subject to the approval of the Parties, Palomar and Sanborn shall have entered into an employment agreement providing for Sanborn to serve as the President/Chief Executive Officer of Palomar to be effective as of the Effective Time in a form acceptable to Centennial.

               5.2.13 SBA LOANS. Community shall have repurchased from Palomar all of the nonguaranteed portions of the SBA Loans pooled and sold to Palomar identified by Centennial for repurchase by Community at a price equal to the actual principle balance of the loans as of the repurchase date as reflected on Palomar's books less any reserves as of the repurchase date plus all accrued but unpaid interest.

     5.3     CONDITIONS  TO  THE  OBLIGATIONS  OF  PALOMAR  AND  COMMUNITY.  The
             -------------------------------------------------------------
obligations of Palomar and Community to consummate the Stock Purchase are further subject to the satisfaction of, or Palomar's and Community's written waiver of, each of the following conditions:

               5.3.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. Centennial's representations and warranties contained in this Agreement shall have been true and correct as of the dates when made, and Centennial shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in Articles II and IV and elsewhere in this Agreement.

               5.3.2 BRINGDOWN OF REPRESENTATIONS AND WARRANTIES. Centennial's representations and warranties contained in this Agreement remain true and correct as of the Closing as though made at and as of the Closing, excepting only representations and warranties which speak expressly as of an earlier specified date.

               5.3.3 OFFICER CERTIFICATE. Centennial shall have delivered to Palomar and Community a certificate, dated the date of Closing and signed by its chief executive officer and chief financial officer, to the effect that the conditions set forth in Sections 5.3.1 and 5.3.2 of the Agreement have been satisfied.

               5.3.4 RAISING CAPITAL AND DELIVERY OF CASH TO EXCHANGE AGENT. Centennial shall have raised not less than the Centennial Minimum New Capital on or before the Capital Raising Date, and shall have delivered to the Exchange Agent the Common Stock Consideration.

               5.3.5 LEGAL OPINION. Community shall have received an opinion of Gary Steven Findley & Associates respecting the matters set forth in
Exhibit  5.3.5.
--------------

               5.3.6 DOCUMENTS AND INSTRUMENTS IN SATISFACTORY FORM. All corporate and other proceedings in connection with this Agreement and with the Stock Purchase and all documents and instruments incidental to the Stock Purchase shall be reasonably satisfactory in substance and form to Community and its counsel, and Community and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               5.3.7 ASSIGNMENT OF RIGHTS. Palomar shall have assigned to Community all of its rights, title and interests in and to any recovery to the Pending litigation involving Community, Palomar and Deloitte & Touche, LLP entitled Community West Bancshares v. Deloitte & Touche LLP, Case No.
          ----------------------------      ------------------------
BC238189, pending before the Superior Court for the County of Los Angeles, provided that Community shall agree to indemnify Palomar and/or Centennial for any cross-complaints associated with that litigation.

                                   ARTICLE VI
                          TERMINATION: TERMINATION FEE
                          ----------------------------

     This Agreement may be terminated, and the Stock Purchase abandoned, prior to the Closing by the following means and with the following effects:

     6.1     BY  MUTUAL  AGREEMENT.  Palomar and Community, on the one hand, and
             ---------------------
Centennial, on the other hand, may terminate this Agreement by mutual written consent at any time.

     6.2     REGULATORY  IMPEDIMENT.  Either Centennial or Community and Palomar
             ----------------------
may  unilaterally  terminate  this Agreement at any time prior to the Closing if
(a) a Governmental Entity shall have made a final determination denying an application of either Party the granting of which is essential to the consummation of the Stock Purchase, or (b) the occurrence of the Closing would violate any final order, decree or judgment of any court having competent jurisdiction.

     6.3     BY  CENTENNIAL.  Centennial  may  unilaterally  terminate  this
             --------------
Agreement:

               6.3.1 if Palomar or Community has breached any representation or warranty contained in this Agreement, or has failed to perform, satisfy or comply with in any material respect any of its agreements and covenants contained in this Agreement (other than as described in Section 6.4.2), and such breach or failure would or could reasonably be expected to have a Material Adverse Effect on Palomar or Centennial; such termination to take effect five
(5) Business Days following notice to Palomar and Community identifying such breach if such breach has not been cured prior to the expiration of such period; provided, that in the case of a termination under this Section 6.3.1 or Section
--------
6.2, , where a breach or failure giving rise to such termination shall have been caused in whole or in part by any action or inaction on the part of Palomar, Community or any of its respective directors or officers or any Palomar or Community Affiliates, Centennial shall be entitled to receive from Palomar or Community the Termination Fee. The Termination Fee, if due under this Section 6.3.1, shall be $500,000 plus Centennial's Expenses up to a maximum of $100,000.

               6.3.2 upon notice to Community if Community and Palomar have not reaffirmed their intent to proceed with the Stock Purchase pursuant to Section
4.1.3 following its receipt of a Qualifying Strategic Transaction Proposal. In the case of a termination under this Section 6.3.2, Centennial shall be entitled to receive from Palomar or Community a Termination Fee of $500,000 plus
Centennial's  expenses  up  to  a  maximum  of  $100,000.

               6.3.3 upon notice to Palomar and Community if any of the conditions to the obligations of Centennial contained in Section 5.2 has not been satisfied as of the earlier of the date required by this Agreement or the Expiration Date; or

               6.3.4 upon notice to Palomar and Community after the Expiration Date, if the Closing shall not have occurred by such date, unless such failure results primarily from Centennial breaching any of its representations, warranties, covenants or agreements contained in this Agreement.

     6.4     BY  PALOMAR  AND  COMMUNITY.  Palomar  and  Community  jointly  or
             ---------------------------
Community  unilaterally  may  terminate  this  Agreement:

               6.4.1 if Centennial has breached any representation or warranty contained in this Agreement, or has failed to perform, satisfy or comply with in any material respect any of its agreements and covenants contained in this Agreement, and such breach or failure would or could reasonably be expected to have a Material Adverse Effect on the ability of Centennial to complete the Stock Purchase; such termination to take effect five
(5) Business Days following notice to Centennial identifying such breach if such breach has not been cured prior to the expiration of such period; provided, that in the case of a termination under this Section 6.4.1 or Section 6.2, where a breach or failure giving rise to such termination shall have been caused in whole or in part by any action or inaction on the part of Centennial or any of its directors or officers or any Centennial Affiliates, Palomar and Community shall be entitled to receive from Centennial the Termination Fee. The Termination Fee, if due under this Section 6.4.1, shall be $500,000 plus Palomar's and Community's Expenses up to a maximum of $100,000, unless the termination is due to Centennial's failure to raise the funds necessary to consummate the Stock Purchase as required by this Agreement, in which case the Termination Fee shall be $200,000 plus Palomar's and Community's Expenses up to a maximum of $100,000;

               6.4.2 Upon notice to Centennial if Palomar or Community receives a Qualifying Strategic Transaction Proposal; provided however, that a consideration to the effectiveness of any termination pursuant to this Section
6.4.2 is the payment to Centennial by either Palomar or Community of a Termination Fee of $500,000 plus Centennial's Expenses up to a maximum of $100,000;

               6.4.3 upon notice to Centennial if any of the conditions to the obligations of Community contained in Section 5.3 has not been satisfied as of the earlier of the date required by this Agreement or the Expiration Date; or

               6.4.4 upon notice to Centennial after the Expiration Date, if the Closing shall not have occurred prior to such date and time, unless the failure results primarily from Community breaching any of its representations, warranties, covenants or agreements contained in this Agreement.

     6.5     TERMINATION  FEE.  The  Termination  Fee  means  either $200,000 or
             ----------------
$500,000, and, in all cases, the Expenses of the Party entitled to the Termination Fee, subject to the expense limitations identified above, payable in same day funds, as set forth herein. The Termination Fee is an attempt by the Parties to calculate the reasonable compensation for the loss to a Party, including but not limited to the Party's administrative time, in the event of termination and as a liquidated damage and not as a penalty or as a forfeiture.

     6.6     EFFECT  OF  TERMINATION;  REMEDIES.  In the event this Agreement is
             ----------------------------------
terminated pursuant to this Article VI, this Agreement shall become void and of no effect and neither Party shall have any liabilities or other obligations whatsoever hereunder, except that the provisions of Section 4.2 relating to Confidential Information, Article VI and Section 7.2 shall survive such termination. In each case where a Termination Fee is payable, the payment of such fee shall be the sole and exclusive remedy, at law or in equity, of the Party receiving the Termination Fee, for any such breach, failure or default of the other party.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

     7.1     CLOSING.  Unless  the  Parties shall mutually fix another date, the
             -------
Closing Date shall be on such Business Day as Centennial shall select that is not more than five (5) Business Days after the Final Approval Date or such later date on which the latest to occur of the conditions set forth in Section 5.1 is satisfied. Subject to the fulfillment or waiver of those conditions and the other conditions set forth in Article V, the Closing of the Stock Purchase shall take place at the offices of Centennial's counsel in Anaheim, California, at 10:00 a.m. (local time) on the Closing Date. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously as of the Effective Time, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     7.2     EXPENSES.  Each  Party  shall  be responsible for its own Expenses.
             --------

     7.3     PUBLICITY.  Promptly  following  the execution and delivery of this
             ---------
Agreement, Palomar, Community and Centennial shall issue a joint press release in a form mutually to be agreed upon. Palomar, Community and Centennial shall not, and shall instruct their Representatives not to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, this Agreement or the Stock Purchase without the consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event that either Centennial or Palomar and Community determines, based upon the advice of counsel, that a press release, disclosure in a public filing, or other public disclosure of, or reference to, this Agreement, the Stock Purchase or Centennial is required by law, such Party shall first notify the other of the potential disclosure, afford the other Party a reasonable opportunity to review and comment on the proposed disclosure, and obtain the other Party's approval of such disclosure, which approval shall not be withheld or delayed in any manner that is unreasonable under the circumstances.

     7.4     NOTICES.  All  notices,  approvals,  requests,  claims, demands and
             -------
other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by electronic facsimile transmission (with confirmation) or on the next business day after dispatch by an overnight courier of national reputation to the respective Parties as follows:

     If  to  Centennial,  to  it  at:
     -------------------------------

          Centennial  First  Financial  Services
          218  East  State  Street
          Redlands,  California  92373
          Attention:  Douglas  C.  Spencer
          Fax:  (909)  798-1872

     With  a  copy  to:
     -----------------

          Gary  Steven  Findley  &  Associates
          1470  North  Hundley  Street
          Anaheim,  California  92806
          Attention:  Gary  Steven  Findley,  Esq.
          Fax:  (714)  630-7910

     If  to  Palomar  and  Community,  to  it  at:
     --------------------------------------------

          Community  West  Bancshares
          445  Pine  Street
          Goleta,  California  93117
          Attention:  Llewellyn  W.  Stone
          Fax:  (805)  692-5835

          Palomar  Community  Bank
          355  West  Grand  Avenue
          Escondido,  California  92025
          Attention:  Richard  Sanborn
          Fax:  (760)  745-9513

     With  a  copy  to:
     -----------------

          Horgan,  Rosen,  Beckham  &  Coren,  LLP
          21700  Oxnard  Street,  Suite  1400
          Woodland  Hills,  California  91365-4335
          Attention:  Arthur  A.  Coren,  Esq.
          Fax:  (818)  340-6190

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     7.5     ENTIRE  AGREEMENT.  This Agreement constitutes the entire agreement
             -----------------
among the Parties and, supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the Parties with respect to the subject matter hereof.

     7.6     NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  None of
             ---------------------------------------------------------
the representations, warranties, covenants and agreements contained herein or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except those covenants and agreements that by their express terms apply in whole or in part to periods after the Effective Time.

     7.7     BENEFITS;  BINDING  EFFECT;  ASSIGNMENT  AND  DESIGNATION.  This
             ---------------------------------------------------------
Agreement shall be for the benefit of and binding upon the Parties, their respective successors and, where applicable, assigns. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party. Notwithstanding any assignment or delegation of any Party's rights, interests or obligations, each Party shall nonetheless remain responsible for the performance of all of its obligations provided hereunder.

     7.8     WAIVER.  No waiver of any of the provisions of this Agreement shall
             ------
be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

     7.9     NO  THIRD  PARTY BENEFICIARY.  Nothing expressed or implied in this
             ----------------------------
Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     7.10     SEVERABILITY.  The  invalidity  of  any  one or more of the words,
              ------------
phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. In the event any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shill be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections, had not been inserted; provided, however, that if any provision is declared to be unenforceable because it is determined to be overbroad, then, to the extent possible, in lieu of deletion such provision shall be modified to the minimum extent necessary to render such provision enforceable.

     7.11     COUNTERPARTS.  This  Agreement  may  be  executed in any number of
              ------------
counterparts and by the several Parties in separate counterparts, each of which shall be deemed to be one and the same instrument.

     7.12     APPLICABLE  LAW; CONSENT TO JURISDICTION.  This Agreement shall be
              ----------------------------------------
governed by the laws of the State of California and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said State. Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the state of California in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees, on behalf of itself and on behalf of such Party's successors and permitted assigns, that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     7.13     WAIVER  OF  JURY  TRIAL.  The Parties hereto hereby waive trial by
              -----------------------
jury in any judicial proceeding involving, directly or indirectly, any matter (whether in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement, the related documents or the relationship established hereunder.

     7.14     ATTORNEYS'  FEES.  In  the  event  that  any action or proceeding,
              ----------------
including arbitration, is commenced by any Party hereto for the purpose of enforcing any provision of this Agreement, the Parties to such action, proceeding or arbitration shall be entitled to receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution.

IN WITNESS WHEREOF, the Parties have each executed and delivered this Agreement as of the day and year first above written.

                                         CENTENNIAL  FIRST  FINANCIAL  SERVICES



                                         By:____________________________________
                                            Douglas  C.  Spencer,  President


                                         By:____________________________________
                                            ____________________,  Secretary

                                         COMMUNITY  WEST  BANCSHARES


                                         By:____________________________________
                                            Llewellyn  W.  Stone,  President


                                         By:____________________________________
                                            __________________,  Secretary

                                         PALOMAR  COMMUNITY  BANK


                                         By:____________________________________
                                            Richard  Sanborn,  President


                                         By:____________________________________
                                            __________________,  Secretary

                                         RICHARD  SANBORN


                                        ____________________________________

                                                                   EXHIBIT 3.1.5
                                                                   -------------


                           [FORM OF PALOMAR AGREEMENT]

     This Agreement is entered into as of December 1, 2000, between Centennial First Financial Services ("Centennial"), a California corporation, and the "DIRECTOR OR EXECUTIVE OFFICER", whose name, residence and mailing address are hereinafter set forth on the last page of this Agreement.

     WHEREAS, Community West Bancshares ("Community"), and Centennial have entered into a Stock Purchase Agreement dated as of December 1, 2000, (the
"STOCK PURCHASE AGREEMENT"), pursuant to which Centennial will acquire Community's wholly-owned banking subsidiary, Palomar Community Bank, a California banking corporation ("Palomar") through the purchase of all of the outstanding shares of Palomar from Community (the "STOCK PURCHASE");

     WHEREAS, the Director or Executive Officer is a director and/or executive officer of Palomar and will derive substantial benefit from the consummation of the Stock Purchase;

     WHEREAS, Centennial has undertaken substantial expenses in connection with the execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby;

     WHEREAS, it is a condition of Centennial's execution of the Stock Purchase Agreement that Director or Executive Officer enter into this Agreement; and

     WHEREAS, this Agreement shall become effective upon the Effective Time of the Stock Purchase as defined in the Stock Purchase Agreement (the "Effective Time").

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Director or Executive Officer, the parties agree as of the Effective Time as follows:

     1.     Nondisclosure;  Nonparticipation.
            --------------------------------

     The Director or Executive Officer does hereby agree that the Director or Executive Officer will not at any time, directly or indirectly, use, disclose, communicate, divulge, furnish or make accessible or available, in whole or in part, to any person, firm, company, corporation or other entity, or use in any fashion, any confidential information, material or matter relating to the business of, or any other so-called trade secrets of, Palomar or Centennial. As used in this Agreement, the term "information" includes, without limitation, all nonpublic records, practices, letters, plans, computer programs and data, technical data, financial and other business data pertaining to Centennial or Palomar or any of their affiliates, customers, vendors or other persons associated with Centennial or Palomar.

     2.     Noncompetition.
            --------------

          (a) The Director or Executive Officer hereby agrees with Centennial that for a two (2) year period commencing on the Effective Time (as defined in the Stock Purchase Agreement) hereof (the "NONCOMPETE PERIOD"), he

                    (i) shall not, directly on his own or indirectly (whether as an employee, owner of, partner of or in, joint venturer, agent, officer, director, investor, participant of or in, consultant, independent contractor, or advisor to or for, or the source of any financial interest or in any other capacity whatsoever in, any partnership, firm, company, corporation, limited liability company or other entity), attempt to engage in any capacity or have any financial interest in or lend his name to or engage in any business, activity or endeavor which is competitive with Centennial's business or the business operated by Palomar on the date hereof, in San Diego County, California (the "TERRITORY"); provided, however,that the foregoing covenant shall not be deemed to have been violated by the ownership of shares of any class of capital stock of any publicly held corporation so long as the aggregate holdings of the Director or Executive Officer represent less than five percent (5%) of the outstanding shares of such class of capital stock;

                    (ii) shall not directly on his own, or indirectly, as aforesaid, solicit, employ or recruit, or cause to be solicited, employed or recruited (or suggest or facilitate such solicitation, employment or recruiting) any of Centennial's or Palomar's employees to leave the employ of Centennial or Palomar or employ or negotiate for the employment of any person employed by Centennial or Palomar at any time within the Noncompete Period; and

                    (iii) shall not directly on his own, or indirectly, as aforesaid, otherwise disrupt, damage, impair or interfere with the business of Centennial or Palomar, including by soliciting for his own benefit or for the benefit of others its depositors, borrowers, loan or lease originators, vendors or brokers, or interfering with their relationship with such parties.

               (b) The Director or Executive Officer hereby acknowledges and agrees that none of the time span, scope or area covered by the foregoing restrictive covenants is or are unreasonable and that it is the specific intent of the Director or Executive Officer that each and all of the restrictive covenants set forth herein shall be valid and enforceable as specifically set forth herein. The Director or Executive Officer acknowledges and agrees that the goodwill being acquired by Centennial pursuant to the Stock Purchase Agreement is of significant value. The Director or Executive Officer further acknowledges and agrees that Centennial's and Palomar's business operations are and were of such scope to cover the Territory such that such goodwill extended throughout the Territory. The Director or Executive Officer further agrees that these restrictions are special, unique, extraordinary and reasonably necessary for the protection of Centennial or Palomar and that the violation of any such covenant by the Director or Executive Officer would cause irreparable damage to Centennial or Palomar for which a legal remedy alone would not be sufficient to fully protect such parties.

     Therefore, in addition to and without limiting any other remedies available at law or hereunder, in the event that the Director or Executive Officer breaches any of its restrictive covenants hereunder or shall threaten breach of any of such covenants, then Centennial and Palomar shall be entitled to obtain equitable remedies, including specific performance and injunctive relief to prevent or otherwise restrain a breach of this Section 2 (without the necessity of posting a bond) and to recover any and all costs and expenses (including, without limitation, attorneys' fees and expenses and court costs) incurred in enforcing the provisions of this Section 2 against the Director or Executive Officer. The existence of any claim or cause of action of the Director or

Executive Officer against Centennial or Palomar, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Centennial or Palomar of the foregoing restrictive covenants and the Director or Executive Officer shall not defend on the basis that there is an adequate remedy at law.

     Without limiting any other provision of this Agreement, the parties hereto acknowledge that the foregoing restrictive covenants are severable and separate. If at any time any of the foregoing restrictive covenants shall be deemed invalid or unenforceable by a court having jurisdiction over this Agreement, by reason of being vague or unreasonable as to duration, or geographic scope or scope of activities restricted, or for any other reason, such covenants shall be considered divisible as to such portion and such covenants shall be immediately amended and reformed to include only such covenants as are deemed reasonable and enforceable by the court having jurisdiction over this Agreement to the full duration, geographic scope and scope of restrictive activities deemed reasonable and thus enforceable by said court; and the parties agree that such covenants as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion has not been included therein.

     3.     Waiver.  The  failure  of  any  party hereto at any time or times to
            ------
require performance of any provision of this Agreement shall in no manner affect that party's right at a later time to enforce the same provision. Any waiver by any party of the breach of any provision contained in this Agreement in any one or more instances shall not be deemed to be a waiver of any other breach of the same provision or any other provisions contained herein.

     4.     Notices.  Any  notices or other communications required or permitted
            -------
under this Agreement shall be sufficiently given if delivered or if sent by registered or certified mail, postage prepaid; and if to Centennial or Palomar addressed to it as follows:

                  Centennial  First  Financial  Services
                  218  East  State  Street
                  Redlands,  California  92373
                  Attention:  Douglas  C.  Spencer
                  Fax:  (909) 798-1872

or if to the Director or Executive Officer addressed to him at the mailing address as is hereinafter set forth on the last page of this Agreement, or to such other mailing address as either party shall have provided to the other party from time to time in accordance with the provisions of this paragraph.

     5.     Entire Agreement; Conflict: Amendment.  Except as otherwise provided
            -------------------------------------
herein, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all proposals, negotiations and understandings of any nature whatsoever. This Agreement may be amended only by a written instrument duly signed by both parties.

     6.     Further  Assurances.  If  at any time either party shall consider or
            -------------------
be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, the parties shall execute and deliver any and all such agreements, assurances or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions hereof.

     7.     Severability.  If  any  of  the provisions of this Agreement, or any
            ------------
part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remaining provisions, which shall be given full effect, without regard to the invalid portion or portions.

     8.     Captions  . The captions of the several paragraphs of this Agreement
            --------
have been inserted for convenience only and do not constitute a part of this Agreement.

     9.     Governing  Law.  This  Agreement  shall be governed and construed in
            --------------
accordance with the laws of the State of California applicable to contracts made and to be performed solely within such State.

     10.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.     Understanding  of  Parties.  The  Director  or  Executive  Officer
             --------------------------
acknowledges that prior to his/her execution of this Agreement he/she has had the opportunity to consult with independent attorneys and advisors of his/her own choosing for advice regarding this Agreement, that the Director or Executive Officer understands its legally binding nature and that he/she has received a copy of this Agreement signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               CENTENNIAL  FIRST  FINANCIAL  SERVICES



                               By:____________________________________
                                  Douglas  C.  Spencer,  President



                               By:____________________________________
                                  ____________________________,  Secretary



                               Director  or  Executive  Officer  Name
                               ________________________

                               Residence:_______________________________
                                         _______________________________

                              Mailing Address, if different from residence:
                              ________________________________________
                              ________________________________________

                                                                 EXHIBIT  3.1.26
                                                                 ---------------


                          [FORM OF COMMUNITY AGREEMENT]

     This Agreement is entered into as of December 1, 2000, between Centennial First Financial Services ("CENTENNIAL"), a California corporation, and Community West Bancshares ("COMMUNITY"), a California corporation.

     WHEREAS, Community and Centennial have entered into a Stock Purchase Agreement dated as of December 1, 2000, (the "STOCK PURCHASE AGREEMENT"), pursuant to which Centennial will acquire Community's wholly-owned banking subsidiary, Palomar Community Bank, a California banking corporation ("Palomar") through the purchase of all of the outstanding shares of Palomar from Community (the "STOCK PURCHASE");

     WHEREAS, Community will derive substantial benefit from the consummation of the Stock Purchase;

     WHEREAS, Centennial has undertaken substantial expenses in connection with the execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby;

     WHEREAS, it is a condition of Centennial's execution of the Stock Purchase Agreement that Community enter into this Agreement; and

     WHEREAS, this Agreement shall become effective upon the Effective Time of the Stock Purchase as defined in the Stock Purchase Agreement (the "Effective Time").

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Community, the parties agree as of the Effective Time as follows:

     1.     Nondisclosure;  Nonparticipation.
            --------------------------------

     Community does hereby agree that Community and its existing and future subsidiaries will not at any time, directly or indirectly, use, disclose, communicate, divulge, furnish or make accessible or available, in whole or in part, to any person, firm, company, corporation or other entity, or use in any fashion, any confidential information, material or matter relating to the business of, or any other so-called trade secrets of, Palomar or Centennial, or assist any third party in connection with any claim of any kind against Palomar or Centennial. As used in this Agreement, the term "information" includes, without limitation, all nonpublic records, practices, letters, plans, computer programs and data, technical data, financial and other business data pertaining to Centennial or Palomar or any of their affiliates, customers, vendors or other persons associated with Centennial or Palomar.

     2.     Noncompetition.
            --------------

               (a)     Community  hereby  agrees  with Centennial that for a two
(2) year period commencing on the Effective Time (as defined in the Stock Purchase Agreement) hereof (the "NONCOMPETE PERIOD"), Community and any and all of its subsidiaries now in existence or created in the Noncompete Period:

                    (i) shall not, directly or indirectly, attempt to engage in any capacity or have any financial interest in or engage in any business, activity or endeavor which is competitive with Palomar's business, in San Diego County, California (the "TERRITORY") with the exception of soliciting and/or making loans originated by or through or with the assistance of, or the repayment of which is guaranteed, in whole or in part, by the Small Business Administration within the Territory;

                    (ii) shall not directly or indirectly, as aforesaid, solicit, employ or recruit, or cause to be solicited, employed or recruited (or suggest or facilitate such solicitation, employment or recruiting) any of Centennial's or Palomar's employees to leave the employ of Centennial or Palomar or employ or negotiate for the employment of any person employed by Centennial or Palomar at any time within the Noncompete Period; and

                    (iii) shall not directly or indirectly, as aforesaid, otherwise disrupt, damage, impair or interfere with the business of Centennial or Palomar, including by soliciting for its benefit or for the benefit of others, their depositors, borrowers, loan or lease originators, vendors or brokers, or interfering with their relationship with such parties.

               (b) Community hereby acknowledges and agrees that none of the time span, scope or area covered by the foregoing restrictive covenants is or are unreasonable and that it is the specific intent of Community that each and all of the restrictive covenants set forth herein shall be valid and enforceable as specifically set forth herein. Community acknowledges and agrees that the goodwill being acquired by Centennial pursuant to the Stock Purchase Agreement is of significant value. Community further acknowledges and agrees that Centennial's and Palomar's business operations are and were of such scope to cover the Territory such that such goodwill extended throughout the Territory. Community further agrees that these restrictions are special, unique, extraordinary and reasonably necessary for the protection of Centennial and/or Palomar and that the violation of any such covenant by Community would cause irreparable damage to Centennial and/or Palomar for which a legal remedy alone would not be sufficient to fully protect such parties.

     Therefore, in addition to and without limiting any other remedies available at law or hereunder, in the event that Community breaches any of its restrictive covenants hereunder or shall threaten breach of any of such covenants, then Centennial and Palomar shall be entitled to obtain equitable remedies, including specific performance and injunctive relief to prevent or otherwise restrain a breach of this Section 2 (without the necessity of posting a bond) and to recover any and all costs and expenses (including, without limitation, attorneys' fees and expenses and court costs) incurred in enforcing the provisions of this Section 2 against Community. The existence of any claim or cause of action of Community against Centennial or Palomar, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Centennial or Palomar of the foregoing restrictive covenants and Community shall not defend on the basis that there is an adequate remedy at law.

     Without limiting any other provision of this Agreement, the parties hereto acknowledge that the foregoing restrictive covenants are severable and separate. If at any time any of the foregoing restrictive covenants shall be deemed invalid or unenforceable by a court having jurisdiction over this Agreement, by reason of being vague or unreasonable as to duration, or geographic scope or scope of activities restricted, or for any other reason, such covenants shall be considered divisible as to such portion and such covenants shall be immediately amended and reformed to include only such covenants as are deemed reasonable and enforceable by the court having jurisdiction over this Agreement to the full duration, geographic scope and scope of restrictive activities deemed reasonable and thus enforceable by said court; and the parties agree that such covenants as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion has not been included therein.

     3.     Waiver.  The  failure  of  any  party hereto at any time or times to
            ------
require performance of any provision of this Agreement shall in no manner affect that party's right at a later time to enforce the same provision. Any waiver by any party of the breach of any provision contained in this Agreement in any one or more instances shall not be deemed to be a waiver of any other breach of the same provision or any other provisions contained herein.

     4.     Notices.  Any  notices or other communications required or permitted
            -------
under this Agreement shall be sufficiently given if delivered or if sent by registered or certified mail, postage prepaid; and if to Centennial or Palomar addressed to it as follows:

                 Centennial  First  Financial  Services
                 218  East  State  Street
                 Redlands,  California  92373
                 Attention:  Douglas  C.  Spencer
                 Fax:  (909)  798-1872

or  if  to  Community  addressed  to  it  as  follows:

                 Community  West  Bancshares
                 445  Pine  Street
                 Goleta,  California  93117
                 Attention:  Llewelyn  W.  Stone
                 Fax:  (805)  692-5835

or to such other mailing address as either party shall have provided to the other party from time to time in accordance with the provisions of this paragraph.

     5.     Entire Agreement; Conflict: Amendment.  Except as otherwise provided
            -------------------------------------
herein, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all proposals, negotiations and understandings of any nature whatsoever. This Agreement may be amended only by a written instrument duly signed by both parties.

     6.     Further  Assurances.  If  at any time either party shall consider or
            -------------------
be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, the parties shall execute and deliver any and all such agreements, assurances or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions hereof.

     7.     Severability.  If  any  of  the provisions of this Agreement, or any
            ------------
part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remaining provisions, which shall be given full effect, without regard to the invalid portion or portions.

     8.     Captions  . The captions of the several paragraphs of this Agreement
            --------
have been inserted for convenience only and do not constitute a part of this Agreement.

     9.     Governing  Law.  This  Agreement  shall be governed and construed in
            --------------
accordance with the laws of the State of California applicable to contracts made and to be performed solely within such State.

     10.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          CENTENNIAL  FIRST  FINANCIAL  SERVICES


                                          By:___________________________________
                                             Douglas C. Spencer, President


                                          By:___________________________________
                                             ________________________, Secretary

                                          COMMUNITY  WEST  BANCSHARES


                                          By:___________________________________
                                             Llewelyn  W.  Stone,  President



                                          By:___________________________________
                                             ________________________, Secretary

                                                                  EXHIBIT  5.2.8
                                                                  --------------

        [FORM  OF  LEGAL  OPINION  -  PALOMAR  AND  COMMUNITY  COUNSEL]


     1. Community is California bank holding company and is the sole shareholder of Palomar, a California state-chartered bank duly organized, validly existing and in good standing under the laws of the State of California, and Palomar is authorized to conduct a general banking business by the DFI.

     2.     The  authorized  capital  of  stock  of  Palomar  is as set forth in
Section 3.1.2 of the Agreement. As of the date hereof, there are 648,186 shares of Palomar Common Stock issued and outstanding. To such counsel's knowledge, there are no options, warrants, calls, rights, commitments or agreements of any character outstanding with respect to the issuance of shares of capital stock of Palomar.

     3. The Agreement has been duly executed and delivered by Palomar and Community and constitutes the valid and binding obligation of Palomar and Community, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization, moratorium or otherwise affecting creditors' rights generally, to the application of general principles of equity (whether considered in a proceeding at law or at equity), and to the provisions of 12 USC Section 1818(b)(6)(D) and the powers of the FDIC thereunder.

     4. All corporate and shareholder actions required to be taken by Palomar and Community by law and the Articles of Incorporation and Bylaws of Palomar and Community to authorize the execution and delivery of the Agreement and consummation of the Stock Purchase have been taken.

     5. All material consents, approvals, orders or authorizations of any Governmental Entity or other Person which are required to be obtained by Palomar and Community to permit the execution, delivery and performance of the Agreement and consummation of the Stock Purchase have been obtained.

     6. To such counsel's knowledge, there is no suit, action, proceeding pending or order outstanding or threatened against Palomar, Community, or any of their respective assets, before any court or Governmental Entity that had or could reasonably be expected to have a Material Adverse Effect respecting Palomar.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary and appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of Palomar and Community. Such opinion may add other qualifications and explanations of the basis for such opinion as may be reasonably acceptable to Centennial.

                                                                  EXHIBIT  5.3.5

             [FORM  OF  LEGAL  OPINION  -  CENTENNIAL  COUNSEL]


     1. Centennial is a California bank holding company duly organized, validly existing and in good standing under the laws of the State of California.

     2. The Agreement has been duly executed and delivered by Centennial and constitutes the valid and binding obligation of Centennial, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization, moratorium or otherwise affecting creditors' rights generally, to the application of general principles of equity (whether considered in a proceeding at law or at equity).

     3. All corporate and shareholder actions required to be taken by Centennial by law and the Articles of Incorporation and Bylaws of Centennial to authorize the execution and delivery of the Agreement and consummation of the Stock Purchase have been taken.

     4. All material consents, approvals, orders or authorizations of any Governmental Entity or other Person which are required to be obtained by Centennial to permit the execution, delivery and performance of the Agreement and consummation of the Stock Purchase have been obtained.

     5. To such counsel's knowledge, there is no suit, action, proceeding pending or order outstanding or threatened against Palomar, Community, or any of their respective assets, before any court or Governmental Entity that had or could reasonably be expected to have a Material Adverse Effect respecting Palomar.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary and appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of Centennial. Such opinion may add other qualifications and explanations of the basis for such opinion as may be reasonably acceptable to Palomar and Community.


                                        1
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